     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __, 1999
                                                     REGISTRATION NO. 333- 74193
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                              DATA DIMENSIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                DELAWARE                                060852458
      (State or other jurisdiction       (I.R.S. Employer Identification Number)
    of incorporation or organization)


  411-108th Avenue N.E., Suite 2100, Bellevue, Washington 98004 (425) 688-1000
   (Address and telephone number of registrant's principal executive offices)

                                ----------------

    Gordon A. Gardiner, Executive Vice President and Chief Financial Officer
                              DATA DIMENSIONS, INC.
  411-108th Avenue N.E., Suite 2100, Bellevue, Washington 98004 (425) 688-1000
           (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:
                               Bruce A. Robertson
                            Garvey, Schubert & Barer
                         1191 Second Avenue, 18th Floor
                             Seattle, WA 98101-2939

                         -------------------------------

                              DATA DIMENSIONS, INC.
                         DEREGISTRATION OF UNSOLD SHARES

        The Registration Statement on Form S-3 (File No. 333-74193) registered 463,779 shares (the "Shares") of Common Stock, $0.001 par value per share, of DATA DIMENSIONS, INC. held by certain shareholders (the "Selling Shareholders") named in the Registration Statement. Of the 463,779 Shares, the Selling Shareholders have sold 128,427 Shares. The offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment No. 1 is filed to deregister the remaining unsold Shares.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on August 6, 1999.

                                        DATA DIMENSIONS INC.

                                        By: /s/ Gordon A. Gardiner
                                           -------------------------------------
                                           Gordon A. Gardiner,
                                           Executive Vice President and
                                           Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                              Title                          Date
          ---------                              -----                          ----
/s/ Peter A. Allen              Director, Chief Executive Officer and     August 10, 1999
-----------------------------   President (Principal Executive
Peter A. Allen                  Officer)


/s/ Gordon A. Gardiner          Executive Vice President, Chief           August 6, 1999
-----------------------------   Financial Officer and Secretary
Gordon A. Gardiner              (Principal Financial and Accounting
                                Officer)


/s/   *                         Director                                  August 6, 1999
-----------------------------
Lucie J. Fjeldstad


/s/   *                         Director                                  August 6, 1999
-----------------------------
Thomas W. Fife


/s/   *                         Director                                  August 6, 1999
-----------------------------
Robert T. Knight


/s/   *                         Director                                  August 6, 1999
-----------------------------
Larry W. Martin


* By /s/ Gordon A. Gardiner     August 6, 1999
    -------------------------
         Gordon A. Gardiner
         Attorney-In-Fact